SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 11, 2002

PHARSIGHT CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-31253	77-0401273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 W. El Camino Real, Suite 200

Mountain View, CA  94040

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (650) 314-3800

Item 1.  Changes in Control of Registrant.

On September 11, 2002, Pharsight Corporation, a Delaware corporation (the “Company”), completed a sale of its securities to investors in a private placement pursuant to a Preferred Stock and Warrant Purchase Agreement (the “Purchase Agreement”).  In the Purchase Agreement, the Company agreed to sell up to an aggregate of 1,814,662 units (each a “Unit,” and collectively the “Units”) to certain entities related to Alloy Ventures(1) and the Sprout Group(2), both of which are existing stockholders of the Company(3).  Each Unit consists of one share of the Company’s Series A preferred stock convertible into four shares of its common stock and a warrant to purchase one share of the Company’s common stock.

The sale and issuance of the Units under the Purchase Agreement closed in two phases.  The first phase (the “Initial Closing”) was completed on June 26, 2002, pursuant to which the Company sold an aggregate of 761,920 Units.  The second phase was completed on September 11, 2002 (the “Second Closing”), pursuant to which the Company sold an aggregate of 1,052,742 additional Units.   The sale and issuance of the Units sold in the

(1) Craig Taylor, Douglas E. Kelly, John F. Shoch and Tony Di Bona are managing members (“Managing Members”) of Alloy Ventures 2000, LLC (“Alloy Ventures”) and general partners of AMC Partners 96, L.P. (“AMC”).  As Alloy Ventures and AMC are under common control by the Managing Members, for the purposes of this Form 8-K shares of the Company beneficially owned by AMC have been aggregated with shares of the Company beneficially owned by Alloy Ventures.  Douglas E. Kelly is a member of the Board of Directors of the Company.  W. Ferrell Sanders is a general partner of AMC and a member of the Board of Directors of the Company.  Alloy Ventures is located at 480 Cowper Street, Palo Alto, CA 94301.

(2) Philippe O. Chambon, a member of the Board of Directors of the Company, is a managing director of DLJ Capital Corp., which is the managing general partner of Sprout Capital VII, L.P. (“Sprout VII”) and Sprout Capital IX, L.P. (“Sprout IX”) and a general partner of Sprout CEO Fund, L.P. and Sprout Entrepreneurs Fund, L.P.  Dr. Chambon is also a general partner of DLJ Associates VII, L.P. (“Associates VII”) and DLJ Associates IX, L.P (“Associates IX”), which are general partners of Sprout VII and Sprout IX, and a vice president of DLJ Capital Associates VII, Inc. and DLJ Capital Associates IX, Inc., which are general partners of Associates VII and Associates IX.

These shares may also be deemed to be beneficially owned by Credit Suisse First Boston (the “Bank”), a Swiss bank, and its subsidiaries, to the extent that they constitute part of the investment banking business (the “Beneficial Owner”) of the Credit Suisse First Boston business unit (the “CSFB business unit”).  The CSFB business unit is also comprised of an asset management business (“Asset Management”).  The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse First Boston, Inc. (“CSFBI”), a Delaware corporation, which owns all of the voting stock of Credit Suisse First Boston (USA), Inc.  The ultimate parent company of the Bank and CSFBI, and the direct owner of the remainder of the voting stock of CSFBI, is Credit Suisse Group (“CSG”), a corporation formed under the laws of Switzerland.  CSG is a global financial services company with two distinct business units.  In addition to the CSFB business unit, CSG and its consolidated subsidiaries are comprised of the Credit Suisse Financial Services business unit (the “Credit Suisse Financial Services business unit”).  CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Bank and the Beneficial Owner.  CSG disclaims beneficial ownership of shares beneficially owned by its direct and indirect subsidiaries, including the Beneficial Owner.  The Beneficial Owner disclaims beneficial ownership of shares beneficially owned by CSG, Asset Management and the Credit Suisse Financial Services business unit.

(3) The following table indicates the beneficial ownership of the Company’s voting securities held by Alloy Ventures (see footnote 1, above) and the Sprout Group (see footnote 2, above):

Holdings as at September 11, 2002	Common Stock	Warrants	Total Shares Beneficially Owned	% Voting Securities Beneficially Owned

Alloy Ventures	6,753,912(a)	998,975	7,752,887	33.05%
The Sprout Group	5,448,682(b)	907,333	6,356,015	27.20%

Beneficial ownership is determined by including shares and warrants (or such portion thereof) that are convertible or exercisable currently or within 60 days following the date of this Form 8-K, and excludes shares underlying derivative securities held by any person other than the named party.

(a) Does not include options to purchase 15,000 shares of common stock held by each of Douglas E. Kelly and W. Ferrell Sanders, a general partner of AMC, both of which such options are exercisable currently.

(b) Includes options to purchase 15,000 shares of common stock held by Philippe O. Chambon.

Second Closing was approved by the stockholders of the Company at the Company’s Annual Meeting on September 6, 2002.

The purchase price for each Unit was $4.133, which is the sum of $4.008 (four times the underlying average closing price for the Company’s common stock over the five trading days prior to the Initial Closing (i.e. $1.002)) and $0.125.  The Series A preferred stock is redeemable at any time after five years from issuance upon the affirmative vote of at least 75% of the holders of Series A preferred stock, and is redeemable at a price of $4.008 per share plus any unpaid dividends with respect to such share.  Each share of Series A preferred stock is convertible into four shares of the Company’s common stock at the election of the investor or upon the occurrence of certain other events.  The holders of Series A preferred stock are entitled to receive, but only out of legally available funds, quarterly dividends at the rate of 8% per year, which are payable in cash or Series B preferred stock, at the election of the holders.  These quarterly dividends commenced in September 2002.  Additional rights, privileges and preferences of the preferred stock are set forth in the Certificate of Designations, incorporated by reference as Exhibit 3.4 hereto.

The warrants are exercisable for a period of five years from issuance with an exercise price of $1.15 per share, and contain a net exercise provision.  Additional information regarding the warrants is set forth in the Form of Warrant, incorporated by reference as Exhibit 10.32 hereto.

The aggregate amount of Series A preferred stock issued in the transaction may be converted into approximately 7.3 million shares of the Company’s common stock.  Upon exercise of the warrants to purchase up to 1.8 million shares of the Company’s common stock, the Company would receive proceeds of $2.1 million, or $1.15 per share, in addition to the $7.5 million of proceeds received from the sale of the Units, assuming the warrants are exercised for cash.

The Sprout Group funded its purchase of the Units with cash from working capital and, in the case of limited partnerships, capital contributions by their members.  Alloy Ventures funded the majority of its purchase of the Units with cash from its own account and acquired the remaining Units with cash available under a credit line with Silicon Valley Bank(4).

The foregoing is a summary description of the terms of the Purchase Agreement and the other documents contemplated therein, and by its nature is incomplete.  The foregoing is qualified in its entirety by the text of these documents, copies of which are incorporated by reference as Exhibits 10.31 and 10.32 hereto and incorporated herein by reference.  All readers of this Current Report on Form 8-K are encouraged to read the entire text of the Purchase Agreement and the other documents incorporated by reference herein.

To the Company’s knowledge, there are no arrangements or understandings among the Sprout Group and Alloy Ventures with respect to the election of directors or other matters.

On September 13, 2002, the Company issued a press release announcing the sale of its shares in the Second Closing pursuant to the Purchase Agreement.  A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Because of the large number of shares purchased in the Second Closing and the fact that The Nasdaq Stock Market may consider this transaction a change in control of the Company, the Company is reporting this transaction under this Item 1.  However, the positioning of this description of this transaction under this Item 1 shall not be deemed to be a determination by the Company that the transaction constitutes a change of control.

(4) The credit line was established pursuant to the terms of two separate loan agreements, dated November 20, 2001, between Silicon Valley Bank (the “Bank”) and each of Alloy Investors 2000, L.P. (“Alloy Investors”) and Alloy Corporate 2000, L.P. (“Alloy Corporate”).  Alloy Ventures is the General Partner of Alloy Investors and Alloy Corporate.  Pursuant to the terms of the loan agreements, advances from the credit line may be made to Alloy Investors and Alloy Corporate for up to $5,610,000 and $3,290,000, respectively, or the “Borrowing Base” (as such term is defined in the loan agreements), whichever is less.  Advances from the credit line accrue interest on any outstanding principal balance at a per annum rate equal to the Bank’s most recently announced prime rate.  The loan agreements terminate on November 20, 2002, at which time all prior advances on the credit line become immediately payable.  The loan agreements are incorporated by reference as Exhibits 99.2 and 99.3 hereto.

Item 7.	Financial Statements and Exhibits.

	(a)	Financial statements of business acquired. Not applicable.

	(b)	Pro forma financial information. Not applicable.

	(c)	Exhibits.

Exhibit No.		Description

3.4*		Certificate of Designations of Series A and Series B Convertible Preferred Stock of Pharsight Corporation, as filed with the Secretary of State of the State of Delaware on June 26, 2002.

10.31*		Preferred Stock and Warrant Purchase Agreement, dated June 25, 2002.

10.32*		Form of Warrant for the Purchase of Shares of Common Stock.

99.1		Press release entitled, “Pharsight Announces Second Closing of Private Offering of Preferred Stock and Warrants,” dated September 13, 2002.

99.2**		Loan Agreement, dated November 20, 2001, between Silicon Valley Bank and Alloy Investors 2000, L.P.

99.3**		Loan Agreement, dated November 20, 2001, between Silicon Valley Bank and Alloy Corporate 2000, L.P.

*Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended March 31, 2002, as filed with the Securities and Exchange Commission on July 1, 2002.

**Incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on July 8, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARSIGHT CORPORATION

	By:	/s/ Leslie E. Wright
	Name:	Leslie E. Wright
	Title:	Interim Chief Financial Officer
Dated: September 20, 2002

INDEX TO EXHIBITS

3.4*	Certificate of Designations of Series A and Series B Convertible Preferred Stock of Pharsight Corporation, as filed with the Secretary of State of the State of Delaware on June 26, 2002.

10.31*	Preferred Stock and Warrant Purchase Agreement, dated June 25, 2002.

10.32*	Form of Warrant for the Purchase of Shares of Common Stock.

99.1	Press release entitled, “Pharsight Announces Second Closing of Private Offering of Preferred Stock and Warrants,” dated September 13, 2002.

99.2**	Loan Agreement, dated November 20, 2001, between Silicon Valley Bank and Alloy Investors 2000, L.P.

99.3**	Loan Agreement, dated November 20, 2001, between Silicon Valley Bank and Alloy Corporate 2000, L.P.

*Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended March 31, 2002, as filed with the Securities and Exchange Commission on July 1, 2002.

**Incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on July 8, 2002.